Exhibit 3.8

BYLAWS

OF

AXIS LOGISTIC SERVICES, INC.

ARTICLE I

Offices

Section 1.  Principal and Registered Offices.  The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time.  The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19801.

Section 2.  Other Offices.  The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1.  Place of Meeting.  Meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall either (i) be designated in the notice of the meeting or (ii) be agreed upon at or before the meeting by a majority of the stockholders entitled to vote at the meeting.

Section 2.  Annual Meetings.  The annual meeting of stockholders shall be held on any day (except Saturday, Sunday or a holiday) prior to March 15 of each year for the purpose of electing directors of the Corporation and the transaction of such other business as may be properly brought before the meeting.

Section 3.  Substitute Annual Meeting.  If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President or by order of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President or

by order of the Board of Directors upon the written request of any member of the Board of Directors or the holder or holders of at least 10% of all the shares of capital stock entitled to vote at the meeting.

Section 5.  Notice of Meetings.  Written or printed notice, stating the time and place of the meeting and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at the meeting, by delivering a written notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his last address as it appears on the stock records of the Corporation.  It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer or the President or other person or persons calling the meeting.  If a matter (other than the election of directors) is to be considered at an annual meeting on which a vote of stockholders is required by law or otherwise, notice shall be given as if the meeting were a special meeting.  If any stockholder shall, in person or by attorney thereunto authorized, waive in writing notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him.  Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

Section 6.  Proxies.  A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has duly executed in writing.  No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.  Each proxy shall be revocable unless otherwise expressly provided therein or unless otherwise made irrevocable by law.

Section 7.  Quorum. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.  When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.  Voting of Shares.  Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the certificate of incorporation.  The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the certificate of incorporation, or by these bylaws.  Voting on all matters shall be by voice vote or by a show of hands, unless the holders of a majority of the shares represented at the meeting shall demand a vote by written ballot on a particular matter.

Section 9.  Action Without Meeting.  Any action which the stockholders could take at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  The consent shall be filed with the Secretary of the Corporation as part of the corporate records.  Such written consent shall have the same force and effect as a vote of stockholders, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business.

Section 10.  Meeting by Use of Conference Telephone.  Subject to the requirement for notice of meetings and if permitted by applicable law, stockholders may participate in and hold a meeting of such stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11.  Record Date.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall be not more than sixty days, and in case of a meeting of stockholders not less ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.  If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders, or of stockholders entitled to receive payment of a dividend; the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

Section 12.  List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every stockholders meeting, a complete list of stockholders entitled to vote at such meeting arranged in alphabetical order.  Such list shall be open to the examination of any stockholder at the principal office of the Corporation for said ten days before such meeting, and shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present.  The stock records of the Corporation shall be the only evidence of who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

ARTICLE III

Board of Directors

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors except as otherwise provided by law, by the certificate of incorporation of the Corporation or by these bylaws.

Section 2.  Number, Term and Qualification.  The Board of Directors of the Corporation shall consist of one or more members as determined by the Board of Directors or the Stockholders from time to time.  Each director shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until his death, resignation or removal pursuant to these bylaws.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3.  Removal.  Directors may be removed from office with or without cause by a vote of stockholders who hold a majority of the shares then entitled to vote at an election of directors.  If any directors are so removed, new directors may be elected at the same meeting.

Section 4.  Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer, President or Secretary of the Corporation, The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified therein.  The acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  Any vacancy in the Corporation’s Board of Directors may be filled by a majority of the remaining directors.  The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

Section 6.  Compensation.  The directors shall not receive compensation for their services as such, except that the directors shall be entitled to be reimbursed for any reasonable expenses paid by them by reason of their attendance at any regular or special meeting of the Board of Directors or any of its committees, and by resolution of the Board of Directors, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the Board or any of its committees.  Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

Meetings of Directors

Section 1.  Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the stockholders.  The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times.  If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday or on a date designated in the notice of the meeting during either the same week in which the regularly scheduled date falls or during the preceding or following week.  Regular meetings of the Board shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of the meeting.  Notice of annual meetings or any regular meetings held at the principal office of the Corporation and at the usual scheduled time shall not be required.

Section 2.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, Chief Executive Officer, President or any one director.  Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3.  Notice of Meetings.  The Secretary or other person or persons calling a meeting for which notice is required shall give notice by mail or telegram at least five days before the meeting, or by telephone at least twenty-four hours before the meeting.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of the notice. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in this notice of such meeting.

Section 4.  Quorum.  A majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, but a smaller number may adjourn the meeting from time to time until a quorum shall be present.  Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 5.  Manner of Acting.  Except as otherwise provided by law, those bylaws or the certificate of incorporation of the Corporation or otherwise, the act of the majority of the directors present at a meeting at which a quorum is present shall-be the act of the Board of Directors.

Section 6.  Action Without Meeting.  Action taken by a majority of the directors or of a committee of directors without a meeting is nevertheless Board or committee action, if written consent to the action is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action is taken.  Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business,

Section 7.  Meeting by Use of Conference Telephone.  Any one or more directors or members of a committee may participate in a meeting of the Board or any of its committees by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

Committees

Section 1.  Designation of Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in these bylaws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority (i) to approve or adopt, or recommend to the stockholders of the Corporation, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders of the Corporation for approval, or (ii) adopt, amend or repeal any bylaws of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.  Executive Committee.  There may be an Executive Committee of not more than three directors designated by resolution passed by a majority of the whole Board of Directors.  Such committee may meet at stated times, or on notice to all by any of their own number.  During intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that the Executive Committee shall not have authority to authorize or approve the following matters:

(a)                                 The dissolution, merger or consolidation of the Corporation or the sale, lease or exchange of all or substantially all the property or assets of the Corporation.

(b)                                 The designation of an Executive Committee or any other committee of directors having power to exercise any of the authority of the Board of Directors in the management of the Corporation or the filling of vacancies in the Board of Directors or in such committee.

(c)                                  The fixing of compensation of the directors for serving on the Board of  Directors or on such committee.

(d)                                 The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

(e)                                  The matters set forth in items (i) and (ii) of Section 1 of this Article V.

Vacancies in the membership of the Executive Committee shall be filled by a majority of the whole Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.  Minutes.  Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.

Section 4.  Action Without Meeting, Telephonic Meeting.  Action may be taken by each committee in the manner allowed by the Board of Directors pursuant to Sections 6 and 7 of Article IV.

ARTICLE VI

Officers

Section 1.  Titles.  The Board of Directors shall have the exclusive power and authority to elect from time to time such officers the Corporation including a Chairman, Vice Chairman, Chief Executive Officer, President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, General Counsel, one or more Associate General Counsels, Chief Financial Officer, Treasurer, Controller, Secretary, one or more Assistant Treasurers, one or more Assistant Controllers, one or more Assistant Secretaries, and such other officers as it shall deem necessary.  Except as otherwise provided in these bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of.  Directors.  Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required,

Section 2.  Election and Term.  The officers of the Corporation shall be elected by the Board of Directors at the regular meeting of the Board held each year immediately following the annual meeting of the stockholders. Each officer shall hold office until the next regular meeting at which officers are to be elected and until a successor is elected and qualifies or until his death, resignation, or removal pursuant to these bylaws,

Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served, but removal shall be without prejudice to any contract rights of the individual removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  Vacancies.  Vacancies among the officers may be created and filled by the Board of Directors.

Section 5.  Compensation.  The compensation and all other terms of employment of the officers shall be fixed by the disinterested members of the Board of Directors.  No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if such officer is elected, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other authority and perform such other duties as the Board of Directors shall designate.

Section 7.  Vice Chairman.  The Vice Chairman, if such officer is elected, shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board of Directors (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws.  In the absence of Chairman of the Board of Directors, the Vice Chairman shall preside at all meetings of the stockholders and of the Board of Directors, unless the Board of Directors appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

Section 8.  Chief Executive Officer.  Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there is such officer, the Chief Executive Officer shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable.  If there be no Chairman of the Board of Directors or Vice Chair, or in their absence, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors, unless the Board of Directors appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

Section 9.  President.  The President shall perform such duties as the Board of Directors or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may delegate from time to time or as may be provided by applicable law or elsewhere in these bylaws.

Section 10.  Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if such officers are elected, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these bylaws.  At the request of the Chairman of the Board of Directors or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) any Vice President shall exercise the powers of the President during that officer’s absence or inability to act.  Any action taken by a Vice President in the performance of the duties of the President shall be presumptive evidence of the absence or inability to act of the President at the time the action was taken.

Section 11.  General Counsel.  The General Counsel shall advise and represent the Corporation generally in all legal matters and proceedings, and shall act as counsel to the Board of Directors and the Executive Committee.  The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 12.  Associate General Counsels.  Each Associate General Counsel shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, General Counsel, or Board of Directors, and the Associate General Counsels shall exercise the powers of the General Counsel during that officer’s absence or inability to act.

Section 13.  Chief Financial Officer.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.  The Chief Financial Officer shall render to the Chief Executive Officer, and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation.  The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

Section 14.  Treasurer.  The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and accurate accounts of the finances of the Corporation and shall cause a true statement of the assets and liabilities of the Corporation as of the close of each fiscal year and of the results of its operations and of changes in surplus, all in reasonable detail, to be made and filed at the principal office of the Corporation within three months after the end of the fiscal year. The statement shall be available for inspection by any stockholder for a period of ten years, and the Treasurer shall mail or otherwise deliver a copy of the latest statement to any stockholder upon written request.  The Treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the Chief Executive Officer, President, Chief Financial Officer, or Board of Directors. If a Chief Financial Officer has not been elected or appointed, the Treasurer shall perform the duties of the Chief Financial Officer unless and until a Chief Financial Officer is elected by the Board of Directors

Section 15.  Controller and Assistant Controllers.  The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Chief Executive Officer, President, Chief Financial Officer, or Board of Directors shall designate.  Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, Chief Financial Officer, or Board of Directors and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

Section 16.  Assistant Treasurers.  Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 17.  Secretary.  The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders and of the Board of Directors and shall give all notices required by law and by these bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep at the principal office of the Corporation a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each.  The Secretary shall sign such instruments as may require the signature of the Secretary, and in general shall perform the duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Chief Executive Officer, President, or Board of Directors.

Section 18.  Assistant Secretaries.  Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, Secretary, or Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 19.  Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any Corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

Capital Stock

Section 1.  Certificates.  Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the certificate of incorporation of the Corporation as shall be approved by the Board of Directors.  The certificates shall be consecutively numbered or otherwise identified.  The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation.  Each certificate shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer; provided, that where a certificate is signed by a transfer agent or assistant transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed. Each certificate shall be sealed with the seal of the Corporation or a facsimile thereof.

Section 2.  Transfer of Shares.  Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative.  All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 3.  Restrictions on Transfer of Shares.  Shares of capital stock of the Corporation shall not be transferred except as provided under the terms of any agreements among the holders of such shares.  Each stock certificate issued by the Corporation representing shares of its common or preferred stock shall bear an appropriate reference to the above-mentioned restriction.

Section 4.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers,

Section 5.  Regulations.  The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 6.  Lost Certificates.  The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction.  When authorizing issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.

ARTICLE VIII

General Provisions

Section 1.  Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the tams And conditions provided by law.

Section 2.  Seal.  The seal of the Corporation shall have inscribed thereon the name of the Corporation and “Delaware” around the perimeter, and the words “Corporate Seal” in the center.

Section 3.  Waiver of Notice.  Whenever notice is required to be given to a stockholder, director or other person under the provisions of these bylaws, the certificate of incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or alter the time stated in the notice, shall be equivalent to giving the notice.

Section 4.  Depositories and Checks.  All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 5.  Bond.  The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.

Section 6.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 7. Taxable Year.  The taxable year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.

Section 8.  Indemnification of Directors, Officers, Employees and Agents.

(a)                                 Right to Indemnification.  Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the ease of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitees heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to art employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”).

(b)                                 Right of Indemnitee to Bring Suit.  If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the ease of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

(c)                                  Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation of the Corporation, these bylaws, by agreement, by vote of stockholders or disinterested directors or otherwise.

(d)                                 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the Delaware General Corporation Law.

(e)                                  Indemnification of Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of the Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Section 9.  Amendments.  Unless otherwise provided in the articles of incorporation or a bylaw adopted by the stockholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the stockholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the stockholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally without the assent or vote of the stockholders.  These bylaws may be amended or repealed by the stockholders even though the bylaws may also be amended or repealed by the board of directors.  A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the stockholders, only by the stockholders, unless such bylaw as originally adopted by the stockholders provides that such bylaw may be amended or repealed by the board of directors or (b) if originally adopted by the board of directors, either by the stockholders or by the board of directors.  A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the stockholders:

Section 10.  Stockholders Agreement.  To the extent that the provisions of these Bylaws are inconsistent with any stockholders agreement subsequently entered into by the holders of the Corporation’s capital stock, the stockholders agreement shall control.

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THIS IS TO CERTIFY that the above Bylaws of AXIS LOGISTIC SERVICES, INC. were duly adopted by the Board of Directors of the Corporation by action taken by unanimous written consent effective the 18th day of November, 2013.

This 18th day of November, 2013.

/s/ Theo A. Ciupitu
Theo A. Ciupitu, Secretary